EXHIBIT A

                  Funds of First Trust Exchange-Traded Fund II

                              (as of July 5, 2011)

--------------------------------------------------------------------------------
First Trust STOXX European Select Dividend Index Fund
--------------------------------------------------------------------------------
First Trust FTSE EPRA/NAREIT Developed Markets Real Estate Index Fund
--------------------------------------------------------------------------------
First Trust Dow Jones Global Select Dividend Index Fund
--------------------------------------------------------------------------------
First Trust ISE Global Wind Energy Index Fund
--------------------------------------------------------------------------------
First Trust ISE Global Engineering and Construction Index Fund
--------------------------------------------------------------------------------
First Trust NASDAQ Clean Edge Smart Grid Infrastructure Index Fund
--------------------------------------------------------------------------------
First Trust ISE Global Copper Index Fund
--------------------------------------------------------------------------------
First Trust ISE Global Platinum Index Fund
--------------------------------------------------------------------------------
First Trust BICK Index Fund
--------------------------------------------------------------------------------
First Trust NASDAQ CEA Smartphone Index Fund
--------------------------------------------------------------------------------
First Trust NASDAQ Global Auto Index Fund
--------------------------------------------------------------------------------
First Trust ISE Cloud Computing Index Fund
--------------------------------------------------------------------------------